NOTE REPURCHASE AGREEMENT

This Note Repurchase Agreement (the "Agreement") is dated as of November 18, 2025, between Catheter Precision, Inc., a Delaware corporation (the "Seller"), and QHSLab, Inc., a Nevada corporation (the "Purchaser").

WHEREAS, Purchaser previously issued (a) that certain Original Issue Discount Secured Convertible Promissory Note which was issued effective August 10, 2021 with an initial principal amount of $806,000, maturity date of August 10, 2022, and is attached hereto as Exhibit A (the "2021 Note"); and (b) that certain Original Issue Discount Secured Convertible Promissory Note which was issued effective July 19, 2022, with an initial principal amount of $440,000, maturity date of July 19, 2023, and is attached hereto as Exhibit B (the "2022 Note" together with the 2021 Note, the "Notes");

WHEREAS, on or about May 12, 2025, the Notes were transferred to Seller by Mercer Capital Global Opportunity Fund LLC, which transfer was acknowledged by Purchaser;

WHEREAS, the Seller desires to sell the Notes to Purchaser, and the Purchaser desires to purchase the Notes from the Seller on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE; CLOSING

1.1 Transfer. As of the Closing Date, Seller hereby sells, assigns, transfers and conveys (such transaction herein referred to as the "Transfer") to Purchaser all of Seller's interest in and to, and duties and obligations under the Notes, which transfer is made without recourse to Seller, effective upon receipt by Seller of a Purchase Price of **[$300,000],** to be delivered as follows: The Purchase Price shall be paid to the Seller by wire transfer of immediately available funds for the account of the Seller, in accordance with such instructions as the Seller shall provide.

1.2 Release and Indemnity. Purchaser hereby accepts the transfer from Seller of all of the Seller's interest in and to the Notes, and upon receipt by Seller of payment in full of the Purchase Price set forth in Section 1.1, each party shall be fully released and discharged from any and all further duties and/or obligations under the Notes.

1.3 The Closing. The closing of the Transfer (the "Closing") shall take place remotely via the exchange of documents and signatures (or at such place as the Seller and Purchaser may mutually agree) on the date and time mutually agreed upon by Seller and Purchaser (the "Closing Date").

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLER

2.1 Seller hereby makes the following representations and warranties to the Purchaser:

(A) Authorization; Enforcement. Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement and each of the documents ancillary hereto by Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Seller and no further action is required by the Seller. This Agreement has been duly executed by Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

(B) Ownership. Seller holds all right, title and interest to the Notes. Seller is conveying to Purchaser all of its rights, title and interests to the Notes. Seller has not assigned or mortgaged the Notes, and to the knowledge of Seller, no other party has any claim to the Notes.

(C) No Consents, Approvals, Violations or Breaches. To the knowledge of the Seller following due inquiry, neither the execution and delivery of this Agreement by the Seller, nor the consummation by Seller of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Seller, other than as may be required in Seller's filings with the United States Securities and Exchange Commission, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Seller or any of Seller's properties or assets, the violation of which would have a material adverse effect upon Seller, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, including without limitation, the Notes, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller or any of Seller's properties or assets may be bound which would impact the validity of the Transfer.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1 Purchaser hereby makes the following representations and warranties to the Seller:

(A) Authorization; Enforcement. Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and each of the documents ancillary hereto by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser, and no further action is required by the Purchaser. This Agreement has been duly executed by Purchaser and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms.

(B) No Consents, Approvals, Violations or Breaches. To the knowledge of the Purchaser following due inquiry, neither the execution and delivery of this Agreement by the Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Purchaser, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Purchaser or any of Purchaser's properties or assets, the violation of which would have a material adverse effect upon Purchaser, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of Purchaser's properties or assets may be bound which would impact the validity ofthis Transfer.

(C) No Material Information. There is currently no material information regarding Purchaser, its current, past or anticipated future financial performance, assets, liquidity, plans or proposals that is not contained in its reports that are filed with the U.S. Securities and Exchange Commission.

(D) No Insolvency. The Seller is not insolvent and will not be rendered insolvent by the execution and delivery of this Agreement or the performance of its obligations hereunder; it is able to pay its debts as they become due; it has not commenced, nor does it intend to commence, any proceeding under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, and no such proceeding has been commenced against it; and it has not made an assignment for the benefit of creditors, nor has any receiver, custodian, or trustee been appointed for it or any substantial part of its property, and it will not file a petition for bankruptcy at any time within the next ninety (90) days following the date hereof.

ARTICLE IV
MISCELLANEOUS

3.1 Entire Agreement; Amendments. The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

3.2 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

3.3 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.4 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of a portable document file (also known as a .pdf file) of an executed counterpart signature page shall be effective as a manually executed counterpart signature hereof.

3.5 No Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.6 Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Transfer.

3.7 Further Assurances. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement. Purchaser hereby authorizes Seller and Troy Grogan to file, no sooner than ten (10) days after payment of the Purchase Price, such financing statements as may be required to confirm that any security interest in respect of the obligations under the Notes is released.

[SIGNATURE PAGE FOLLOS]

IN WITNESS WHEREOF, the parties hereto have caused this Note Repurchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CATHETER PRECISION, INC.

By: *philip Anderson*
Name: Philip Anderson
Title: Chief Financial Officer

QHSLAB, INC.

By: ______________________
Name: Troy Grogan
Title: Chief Executive Office

Exhibit A

2021 Note

(Attached]

Exhibit B

2022 Note

[Attached]